EXHIBIT 10.7

** Portions of this agreement have been omitted and filed separately with the SEC pursuant to a confidential treatment request

CONFIDENTIAL
EXECUTION VERSION

PROMISSORY NOTE
Up to $15,000,000.00 USD (the "Maximum Loan Amount")	December 31, 2014

This Promissory Note ("Note") is made and entered into by S&W Seed Company, a Nevada corporation ("Borrower") in favor and for the benefit of Pioneer Hi-Bred International, Inc., an Iowa corporation (together with any and all of its successors and assigns and/or any other holder of this Note, "Lender").

WHEREAS, Borrower and Lender are parties to that certain Asset Purchase and Sale Agreement dated December 19, 2014 (the "APSA"), pursuant to which, among other things, Lender agreed to sell to Borrower, and Borrower agreed to purchase from Lender, the "Purchased Assets" (as such term is defined in the APSA) for an aggregate purchase price equal to Thirty Seven Million United States Dollars ($37,000,000), as adjusted pursuant to the terms of the APSA, of which Twenty Seven Million United States Dollars shall be paid in cash at the Closing (as such term is defined in the APSA) and Ten Million United States Dollars shall be paid on the terms and conditions set forth herein;

WHEREAS, pursuant to the terms of the APSA, Borrower may be required to pay to Lender an Earn-Out Payment (as such term is defined in the APSA), which shall total not more than Five Million United States Dollars ($5,000,000), and which amounts shall be paid on the terms and conditions set forth herein;

WHEREAS, as partial consideration for the purchase and sale of the Purchased Assets, and in lieu of paying Ten Million United States Dollars ($10,000,000) of the aggregate purchase price on the date hereof, Borrower agrees to pay to Lender cash in the amount of Ten Million United States Dollars ($10,000,000), on the terms and conditions set forth herein;

WHEREAS, in lieu of paying the Earn-Out Payment on the applicable date set forth in the APSA, Borrower agrees to pay to Lender cash in an amount equal to the Earn-Out Payment, in an aggregate amount up to Five Million United States Dollars ($5,000,000), on the terms and conditions set forth herein;

WHEREAS, Borrower acknowledges and understands that Lender would not have accepted this Note without the mutual agreement and understanding that all obligations arising under this Note are enforceable.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the sufficiency of which is hereby admitted, the parties hereby agree as follows:

  Total Principal Amount. Borrower acknowledges and agrees that this Note evidences, and is given in consideration for (i) an initial advancement on the date hereof of Ten Million United States Dollars ($10,000,000), which amount constitutes part of the purchase price payable pursuant to the APSA, (ii) an advance on October 31, 2017, of an amount equal to the Earn-Out Payment (but not to exceed Five Million United States Dollars ($5,000,000), which amount is payable by Borrower to Lender pursuant to Section 2.4 of the APSA (the amounts described in this Section 1(i) and (ii), collectively, the "Total Principal Amount").

  Payments. Borrower agrees to pay Lender (i) annually on December 31st all accrued but unpaid interest on the Total Principal Amount then outstanding and (ii) the entire balance of the Total Principal Amount then outstanding, plus any remaining interest due hereunder, on December 31, 2017.

  Interest Rate. From the date hereof until this Note is paid in full, interest on the Total Principal Amount outstanding hereunder shall be charged at the rate which is at all times equal to three percent (3%) per annum (the "Interest Rate"), compounded annually.

  Method of Payment. Any payment by Borrower to Lender hereunder shall be made in immediately available funds in lawful money of the United States of America and shall be paid by wire transfer to the account set forth below.

  Payments made with wire transfer shall be sent to:

  [**]1

  Security; Loan Documents. The obligations of Borrower under this Promissory Note are secured by (i) that certain Security Agreement, dated as of the date hereof (the "Security Agreement"), by Borrower (in its capacity as Grantor) in favor of Lender, (ii) that certain Mortgage, dated as of the date hereof (the "Mortgage"), by Borrower (in its capacity as Mortgagor) in favor of Lender and (iii) that certain Deed of Trust, dated as of the date hereof (the "Deed"), by Borrower (in its capacity as Trustor) in favor of Lender. This Note, the Security Agreement, the Mortgage, the Deed, the APSA (but only with respect to Section 2.4 thereof and any other provisions necessary to give effect thereto) and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan(s) evidenced by this Note (the "Loan"), as the same have been or may be amended, restated, modified or supplemented from time to time, are herein sometimes called individually a "Loan Document" and together the "Loan Documents."

  Certain Definitions. As used herein:

    The term "Debtor Relief Law" means any federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or any similar law affecting the rights of creditors.

________________________
1 Omitted and filed separately with the SEC pursuant to a confidential treatment request.

    The term "Indebtedness" means any and all of the indebtedness to Lender evidenced, governed or secured by or arising under this Note or any other Loan Document.

    The term "Laws" means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

    The term "Tribunal" means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, instrumentality, or any referee or arbitration authority.

  Prepayment. Following payment in full of the Working Capital Debt (as such term is defined in that certain Intercreditor and Subordination Agreement dated December 31, 2014 by and among Lender, Wells Fargo Bank, National Association and Hudson Bay Fund LP, in its capacity as collateral agent), Borrower may prepay the unpaid Total Principal Amount, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) Lender shall have actually received from Borrower prior written notice of (i) Borrower's intent to prepay, (ii) the amount of principal that will be prepaid (the "Prepaid Principal"), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (c) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus (i) accrued unpaid interest thereon to the date of prepayment, if any, and (ii) any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but which have not been paid.

  Interest. So long as a Default (as defined below) has not occurred, the unpaid Total Principal Amount due hereunder shall bear interest at the Interest Rate. Unless waived by the Lender in writing, upon the occurrence of a Default, interest shall automatically accrue on the then-unpaid Total Principal Amount beginning from the date of such Default and on any other amounts due hereunder beginning from the date such amounts were incurred and interest shall continue to accrue thereafter on any unpaid amounts due hereunder, in each case at the rate of five percent (5%) over the per annum prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported) at the time of Default (the "Default Interest Rate"), compounded quarterly. If The Wall Street Journal does not then or ceases to report a prime rate, the prime rate shall be determined by such alternate method as may be reasonably selected by Lender.

  Late Charges. If Borrower fails to make any payment under the terms of this Note within ten (10) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to five percent (5%) of such payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The "late charge" is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other remedy Lender may have and is in addition to any fees and charges of any agents or attorneys which Lender may employ upon the occurrence of a Default (hereinafter defined) hereunder, whether authorized herein or by law. Borrower will pay this late charge only once on any late payment.

  Certain Provisions Regarding Payments. All payments made on this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its discretion. All permitted prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its discretion. Except to the extent that specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by Lender shall be applied, to the extent thereof, to the Indebtedness in such manner and order as Lender may elect in its discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances in payment of any part of the Indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in immediately available U.S. funds and shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

  Borrower's Representations and Warranties. Borrower represents and warrants as follows:

  (a) Organization. Borrower is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) authorized to do business and in good standing in each jurisdiction in which it conducts business, and (c) possessed of all requisite power and authority to carry on its business.

  (b) Authorization; No Conflict. Each Loan Document executed by Borrower has been duly authorized, executed and delivered by Borrower, and the obligations thereunder and the performance thereof by Borrower in accordance with their terms are and will continue to be within Borrower's power and authority without the necessity of joinder or consent of any other person. The Loan Documents and the consummation of the transactions contemplated hereby and thereby (i) do not and will not result in the creation of any encumbrance against any assets or properties of Borrower or any person liable, directly or indirectly, for any part of the Indebtedness except as expressly provided in such documents and (ii) do not and will not result in any breach, default or event of default by Borrower under any other loan agreement, credit agreement, facility agreement, note, debenture, bond or any similar instrument or agreement.

  (c) Enforceability. The Loan Documents constitute legal, valid and binding obligations of Borrower enforceable in accordance with their terms, except as the enforceability thereof may be limited by Debtor Relief Laws and except as the availability of certain remedies may be limited by general principles of equity.

  (d) No Violation; No Litigation. Borrower is not in material violation of any law, regulation or ordinance, or any order of any court or governmental authority, and to the extent required by applicable law, Borrower has filed all necessary tax returns and reports and has paid all taxes and governmental charges thereby shown to be owing. There is no judicial or administrative action, claim, investigation, inquiry, proceeding or demand pending (or to Borrower's knowledge threatened) against Borrower or against any other person liable directly or indirectly for any part of the Indebtedness challenging the validity, enforceability or priority of any of the Loan Documents.

  (e) Borrower Not a Foreign Person. Borrower is not a "foreign person" within the meaning of the Internal Revenue Code, Sections 1445 and 7701 (i.e., Borrower is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder).

  (f) Business Loan. The Loan is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes. Borrower warrants that the proceeds of the Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan.

  Borrower's Covenants.

  (a) Books and Records. Borrower shall keep books and records concerning its assets, all of its business affairs and transactions in accordance with generally accepted accounting principles.

  (b) Inconsistent Agreements. Borrower shall not enter into any agreement containing any provisions, the performance of which would violate or breach the Borrower's obligations under any Loan Document.

  (c) Compliance with Laws. Borrower shall carry on its business activities in compliance with all applicable federal, state and local laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities, except where such non-compliance would not reasonably be expected to (i) have a material adverse effect on Borrower and its subsidiaries, taken as a whole, or (ii) otherwise adversely affect Borrower's ability to make the payments required under the terms of this Note.

  (d) Compliance with Loan Documents. Borrower shall make all payments of interest and principal on the Loan and shall keep and comply with all terms, conditions and provisions of the Loan Documents.

  (e) Conduct of Business. Borrower shall maintain and keep all Collateral (as such term is defined in the Security Agreement) in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make or cause to be made all needed renewals, replacements and repairs.

  (f) Consolidation, Merger, Sale or Disposal of Assets. Borrower shall not without the prior written consent of Lender (a) consolidate or merge into or with any other entity; or (b) sell (other than sales of inventory in the ordinary course of business) transfer, lease, or otherwise dispose of all, or substantially all, of its assets during the term of the Loan. Borrower agrees that, in the event of any such consolidation, merger, sale, transfer, lease or disposal, or the execution of any agreement to do any of the foregoing, in either case without the prior written consent of Lender, Lender shall have the absolute right, without prior demand or notice, to declare all of the Indebtedness immediately due and payable.

  (g) Prohibition Against Distributions. Until all payment and performance obligations relating to the Loan have been paid and performed in full and all obligations of Borrower under the Loan Documents have terminated, Borrower shall not declare or set aside any sums of money or other assets or property for the payment of any dividends and shall not pay any sum of money or other asset or property, on or with respect to any share of capital stock or ownership interest or other equity interest in itself or any subsidiary, whether in the form of equity or debt without the prior written consent of the Lender in its sole and absolute discretion.

  Defaults.

    It shall be a default ("Default") under this Note and each of the other Loan Documents if any of the following occur:

    (i) any principal, interest or other amount of money due under this Note is not paid in full within ten (10) days of the date when due, regardless of how such amount may have become due;

    (ii) any covenant, agreement or condition herein or in any other Loan Document is not fully and timely performed, observed or kept, subject to any applicable grace or cure periods (which in the case of covenants, agreements or conditions herein shall be 30 days following Borrower's receipt of notice from Lender of failure to so fully and timely perform, observe or keep);

    (iii) Borrower or Grantor (A) executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, any Debtor Relief Law, or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of any significant portion of its property or assets;

    (iv) Borrower or Grantor suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of its property or assets, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or the sixtieth (60th) day following the date of its filing;

    (v) there shall occur any default or event of default under any other Loan Document, subject in all cases to any applicable grace or cure periods;

    (vi) there shall occur any breach, default or event of default by Borrower under any other loan agreement, credit agreement, facility agreement, note, debenture, bond or any similar instrument or agreement, or Borrower shall fail to pay when due any indebtedness of Borrower, in each case, that (a) involves a loan agreement, credit agreement, facility agreement, note, debenture, bond or any similar instrument or agreement or other indebtedness with a principal obligation in an amount equal to or greater than $750,000 and (b) results in all or any portion of such obligation becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

    (vii) the commencement or existence of any litigation (other than any litigation brought by Lender or any of its affiliates) relating to the Collateral (as such term is defined in the Security Agreement), which litigation is reasonably likely to have a material adverse effect on Lender's security interest in the Collateral, and with respect to which, on or before the sixtieth (60th) day following the commencement of such litigation, Borrower fails to either (A) have the litigation dismissed or discharged or (B) provide a bond or other assurances reasonably acceptable to Lender that Lender's security interest in the Collateral is adequately protected.

    Upon the occurrence of a Default, (x) Lender shall have the rights to declare the unpaid Total Principal Amount and accrued but unpaid interest on this Note, and all other amounts due hereunder, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity and (y) Borrower shall, (I) on or before the ninetieth (90th) day following the end of the Borrower's fiscal year end, provide Lender with financial statements and balance sheets of the Borrower and (II) such other information and documentation respecting the condition or operations, financial or otherwise, of the Borrower as Lender may from time to time reasonably request.

    All of the rights, remedies, powers and privileges (together, "Rights") of Lender provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Lender to exercise, and no delay in exercising any Right, including the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Acceptance by Lender of any payment in an amount less than the amount then due on any Indebtedness shall be deemed an acceptance on account only. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect, or (iii) in any way excuse the existence of a Default.

    If there is a prevailing party in any lawsuit, reference or arbitration arising out of or relating to this Note, the Loan Documents or the Loan, such prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may ad-judge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law. In addition, if the holder of this Note is the prevailing party in any such lawsuit, reference or arbitration, Borrower agrees to pay all costs and expenses of the holder of this Note which may be incurred in enforcing or protecting the rights or interests of such holder in connection with such lawsuit, reference or arbitration, including attorneys' fees and expenses, investigation costs and all court costs. From the time(s) incurred until paid in full to the holder of this Note, all such sums shall bear interest at the Interest Rate.

  GOVERNING LAW. THIS PROMISSORY NOTE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

  Jurisdiction. Except as otherwise provided herein, the State and Federal courts in the City of Wilmington, Delaware shall have exclusive jurisdiction over any Proceeding seeking to enforce any provision of, or based upon any right arising out of, this Note. The parties hereto do hereby irrevocably (i) submit themselves to the personal jurisdiction of such courts, (ii) agree to service of such courts' process upon them with respect to any such Proceeding, (iii) waive any objection to venue laid therein and (iv) consent to service of process by registered mail, return receipt requested in accordance with and at its address set forth in Section 23 (as such address may be updated from time to time in accordance with the terms of Section 23).

  Negotiation. The parties acknowledge and agree that the foregoing choice of law and forum provisions are the product of an arm's-length negotiation between the parties.

  WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT ALLOWED UNDER LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 17 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

  Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and permitted assigns of the Borrower and Lender. Borrower shall not assign any of its rights or obligations under this Note, in whole or in part, without the prior written consent of Lender (which consent may be granted or withheld in Lender's sole discretion). Lender may, at any time, sell, transfer, or assign this Note and the other Loan Documents and hereby is authorized to disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for this Note and credit or other information on Borrower, any of its principals and any guarantor of this Note, to any actual or prospective assignee, to any of Lender's affiliates, to any regulatory body having jurisdiction over Lender, and to any other parties as necessary or appropriate in Lender's reasonable judgment.

  General Provisions. Time is of the essence with respect to Borrower's obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the Indebtedness. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally: (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the of, and venue in the county in which payment is to be made as specified in the first paragraph of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full.

  Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

  Modification. This Note may not be amended except by a written agreement executed by Borrower and Lender.

  Section Headings; Construction. The headings of Articles and Sections in this Note are provided for convenience only and shall not affect its construction or interpretation. With respect to any reference made in this Note to a Section (or Article, clause or preamble), such reference shall be to the corresponding section (or article, clause or preamble) of this Note. All words used in this Note shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "including", "include" and "includes" do not limit the preceding words or terms and any list of words or terms following the words "including", "include" and "includes" is not an exhaustive list. Any reference to a specific "day" or to a period of time designated in "days" shall mean a calendar day or period of calendar days unless the day or period is expressly designated as being a Business Day or period of Business Days. The use of "or" is not intended to be exclusive unless expressly indicated otherwise. All amounts denominated in dollars or "$" in this Note are references to United States dollars unless expressly indicated otherwise. The parties hereto acknowledge and agree that (a) each party and its counsel have reviewed and negotiated the terms and provisions of this Note and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Note and (c) the terms and provisions of this Note shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Note.

  Notices; Time. All notices, consents, waivers, and other communications under this Note must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) upon written confirmation of receipt when sent by facsimile transmission; provided, that a hard copy is mailed by registered mail, return receipt requested promptly thereafter or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

  If to Lender:

  Pioneer Hi-Bred International, Inc.
  Attention: President
  DuPont Pioneer
  7100 N.W. 62nd Avenue
  P.O. Box 1014
  Johnston, IA 50131-1014
  Fax: (515) 535-7066

  With a copy to:

  Pioneer Hi-Bred International, Inc.
  Attention: General Counsel
  DuPont Pioneer
  7250 N.W. 62nd Avenue
  P.O. Box 1014
  Johnston, IA 50131-1014
  Fax: (515) 535-4844

  If to Borrower:

  S&W SEED COMPANY
  Attention: Chief Financial Officer
  1974 N. Gateway Blvd., Suite 104
  Fresno, CA 93727
  Fax: (559) 255-5457

  No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section 24 shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of the option to accelerate any amounts due hereunder, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

.

[signature page follows]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

WITNESS: __________________________________ Name:	BORROWER: S&W SEED COMPANY By: ___________________________ Nane: ______________________________ Title: ______________________________